Exhibit 99.1

Mastech Digital Announces Leadership Change In Its Data and Analytics Services Business Segment

PITTSBURGH, November 1, 2022 /PRNewswire/ — Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, today announced the resignation of Mr. Ganeshan Venkateshwaran, as the Chief Executive Officer of the Company’s Data and Analytics Services Business segment, effective immediately. On behalf of Mastech Digital’s Board of Directors, we thank Ganeshan for his efforts and commitment to the Company during his tenure and wish him success in his future endeavors.

Until Mr. Venkateshwaran’s successor is in place, Vivek Gupta, the Company’s President and Chief Executive Officer, will serve as the chief executive of the segment.

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S., Canada, Europe and India.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “plans,” “believes,” “estimates”, “plans”, “will” and “projects” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are based on information currently available to Mastech Digital and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict and many of which are outside of the control of Mastech Digital. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation, the risks and uncertainties that are described in more detail in Mastech Digital’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2021.

For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

+1-888-330-5497